UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pacific Office Properties Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

April 1, 2009
Dear Stockholders:
          You are invited to attend the annual meeting of stockholders of Pacific Office Properties Trust, Inc. (the “Company”). This year’s meeting will be held on Tuesday, May 12, 2009 at 9:00 a.m. local time, at the Le Parker Meridien, 119 W. 56th Street, New York, New York 10019.
          The attached proxy statement, with the accompanying notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of the Company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting at which there will be a vote on the matters set forth in the accompanying proxy statement.
          Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible or authorize your proxy by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of authorizing your proxy. If you attend the meeting, you may continue to have your shares of stock in the Company voted as instructed in the proxy or you may revoke your proxy at the meeting and vote your shares of stock in the Company in person. We look forward to seeing you at the meeting.

Sincerely,
/s/ Dallas E. Lucas
Dallas E. Lucas
President and Chief Executive Officer

PACIFIC OFFICE PROPERTIES TRUST, INC. 233 Wilshire Boulevard Suite 830 Santa Monica, California 90401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2009

          NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Pacific Office Properties Trust, Inc. (the “Company”) will be held on Tuesday, May 12, 2009 at 9:00 a.m. local time at the Le Parker Meridien, 119 W. 56th Street, New York, New York 10019 for the following purposes:
1.	To elect two Class I directors of the Company to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To approve the 2008 Directors’ Stock Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
          You may vote if you were a stockholder of record as of the close of business on March 27, 2009. If you do not plan to attend the meeting and vote your shares of stock in the Company in person, please vote in one of the following ways:
•	Use the toll-free telephone number shown on your proxy card (this call is free if made in the United States, Canada or Puerto Rico);

•	Go to the website address shown on your proxy card and vote via the Internet; or

•	Mark, sign, date and promptly return the enclosed proxy card in the enclosed post-paid envelope.
          If your shares of stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted.
          Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors
/s/ KIMBERLY F. AQUINO
KIMBERLY F. AQUINO
Corporate Secretary

Santa Monica, CA
April 1, 2009
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2009
OUR PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT
HTTP://MATERIALS.PROXYVOTE.COM/694714

PROXY STATEMENT

April 1, 2009
PACIFIC OFFICE PROPERTIES TRUST, INC.
233 Wilshire Boulevard
Suite 830
Santa Monica, California 90401

PROXY STATEMENT

          This proxy statement and the enclosed proxy card are being mailed to stockholders on or about April 3, 2009 and are furnished in connection with the solicitation of proxies by the board of directors of Pacific Office Properties Trust, Inc. for use at the Annual Meeting of stockholders of Pacific Office Properties to be held on Tuesday, May 12, 2009 at 9:00 a.m. local time at the Le Parker Meridien, 119 W. 56th Street, New York, New York 10019, which we refer to as the “Annual Meeting,” and at any adjournments or postponements thereof. The proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, or the “2008 Annual Report,” filed with the Securities and Exchange Commission, or the “SEC,” will also be available on the Internet at http://materials.proxyvote.com/694714
          When we use the words “we,” “us,” “our,” “Pacific Office Properties” or “Company,” we are referring to Pacific Office Properties Trust, Inc.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Who is entitled to vote at the meeting?
          If our records show that you were a holder of either our common stock or our Class B common stock, which together we refer to as our “common stock,” or our proportionate voting preferred stock, which together with our common stock, we refer to as “stock” at the close of business on March 27, 2009, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the meeting and to vote the shares of stock that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon. We have issued one share of proportionate voting preferred stock, and that share of proportionate voting preferred stock entitles its holder to cast votes equal to the total number of shares of common stock issuable upon exchange of the common limited partnership units, or “Common Units,” and convertible preferred limited partnership units, or “Preferred Units,” issued by Pacific Office Properties, L.P., which we refer to as our “Operating Partnership.” Stockholders do not have the right to cumulate votes in the election of directors.
What is the purpose of the meeting?
          At the Annual Meeting, you will be asked:
•	to vote upon the election of two Class I directors;

•	to approve our 2008 Directors’ Stock Plan, as Amended and Restated, which we refer to as the “Directors’ Stock Plan”;

•	to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	to consider and act upon any other matters that may properly be brought before the meeting and at any adjournments or postponements thereof.
What constitutes a quorum?
          The presence, in person or by proxy, of holders of common stock and proportionate voting preferred stock representing a majority of the votes entitled to be cast at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 3,031,125 shares of common stock outstanding and one share of proportionate voting preferred stock outstanding and entitled to vote at the meeting.
What vote is needed to approve each proposal?
          A plurality of all of the votes cast at the meeting at which a quorum is present is necessary for the election of the Class I directors. A majority of all of the votes cast at the meeting at which a quorum is present is required for the ratification of our independent registered public accounting firm, approval and ratification of the Directors’ Stock Plan and the approval of any other matters properly presented at the meeting for stockholder approval, unless more than a majority of the votes cast is required to approve such other matters under Maryland law . We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against,” will not be counted as “votes cast” and will have no effect on such proposals. Therefore, abstentions will have no effect on any of the proposals, assuming a quorum is present. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the Annual Meeting. None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our Amended and Restated Charter, or the “Charter.”
Can I change my vote after I submit my proxy card?
          If you cast a vote by proxy, you may revoke it at any time before it is voted by:
•	filing a written notice revoking the proxy with our Corporate Secretary at our address;

•	properly signing and forwarding to us at our address a proxy with a later date; or

•	appearing in person and voting by ballot at the meeting.
          If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.
How do I vote?
          Voting in Person at the Meeting. If you are a registered stockholder and attend the Annual Meeting, you may vote in person at the meeting. If your shares of common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock of record.
          Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock in your own name as a holder of record with our transfer agent, Computershare Investor Services, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock in one of the following ways:

•	By Mail. If you would like to authorize a proxy to vote your shares by mail, then please mark, sign and date your proxy card and return it promptly to our transfer agent, Computershare Investor Services, in the postage-paid envelope provided.

•	By Telephone. You may authorize a proxy to vote your shares by telephone by calling the toll-free number listed on your proxy card. Telephone proxy authorization is available 24 hours each day until 12:00 a.m., Eastern Time, on May 12, 2009. When you call, please have your proxy card in hand, and you will receive a series of voice instructions which will allow you to authorize a proxy to vote your shares of common stock. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•	By Internet. You also have the option to authorize a proxy to vote your shares by the Internet. The website for Internet proxy authorization is printed on your proxy card. Internet proxy authorization is available 24 hours each day until 12:00 a.m., Eastern Time, on May 12, 2009. As with telephone proxy authorization, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.
          Voting by Proxy for Shares Registered in Street Name. If your shares of common stock are held in street name, you must follow the voting instructions provided to you by your broker, bank or other nominee holder in order to have your shares of common stock voted on all items. Only your broker, bank or other nominee holder can vote your shares. If you do not return your voting instructions, the rules of the NYSE Amex, with respect to our common stock, permit your broker to vote some, but not all, of the items that will be presented at the meeting. In order for your shares to be voted on all items you must return your voting instructions.
          Please see the enclosed proxy card for further instructions on how to submit your vote.
How is my vote counted?
          If you properly execute a proxy in the accompanying form, and we receive it prior to voting at the meeting, or if you authorize your proxy to vote your shares electronically through the Internet or by telephone, the shares of stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted “for” the election of the nominees for the Class I directors named in this proxy statement, “for” ratification of our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, “for” approval and ratification of our Directors’ Stock Plan, and as recommended by our board of directors with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
How are proxies solicited and who paid for this proxy solicitation?
          Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons.
What are the requirements for presenting director nominations and stockholder proposals?
          Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2010 must be sent to our Corporate Secretary at our Company’s principal executive offices at Pacific Office Properties Trust, Inc., 233 Wilshire Boulevard, Suite 830, Santa Monica, California 90401, by December 4, 2009.

          In addition, our bylaws provide that in order for director nominations or stockholder proposals to be properly brought before the meeting, the shareholder must have delivered timely notice to our Corporate Secretary at the Company’s offices at the address listed above. Under our bylaws, to be timely, notice must have been delivered not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of mailing of the notice for the previous year’s annual meeting, or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 150 days prior to the date of such annual meeting nor later than the later of 120 days prior to such annual meeting or 10 days following the date such meeting is first publicly announced. The Company must receive any proposals for consideration at the 2010 annual meeting of stockholders no earlier than November 4, 2009 and no later than December 4, 2009. In addition, the form of proxy that the board of directors will solicit in connection with the Company’s 2010 annual meeting of stockholders will confer discretionary authority to vote on any proposal received after December 4, 2010.
          Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act, the requirements of our bylaws, and the applicable requirements of Maryland law.
Can I receive future stockholder communications electronically through the Internet?
          Yes. You may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet at www.proxyvote.com. To consent to electronic delivery, vote your shares using the Internet. At the end of the Internet voting procedure, the on-screen Internet voting instructions will tell you how to request that future stockholder communications be sent to you electronically.
     Once you consent to electronic delivery, you must vote your shares using the Internet and your consent will remain in effect until withdrawn. You may withdraw this consent at any time during the voting process and resume receiving stockholder communications in print form.
What other information should I review before voting?
          For your review, our 2008 Annual Report, including financial statements for the fiscal year ended December 31, 2008, is being mailed to you concurrently with the mailing of this proxy statement. You may also obtain, free of charge, a copy of our 2008 Annual Report on our website at http://www.pacificofficeproperties.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. The 2008 Annual Report, however, is not part of the proxy solicitation material.
Whom may I contact for further information?
          If you have any questions about giving your proxy or require any assistance, please contact Kimberly F. Aquino, the Company’s Corporate Secretary:
•	By mail, at the following address:

Pacific Office Properties Trust, Inc. Attn: Kimberly F. Aquino 233 Wilshire Boulevard, Suite 830 Santa Monica, California 90401

•	By phone, at the following number: (808) 521-7444

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
          At the Annual Meeting, two Class I directors will be elected to serve until the 2012 annual meeting and until their respective successors are duly elected and qualified. Following the recommendation of the Nominating and Corporate Governance Committee, our board of directors has nominated Messrs. Robert L. Denton and Thomas R. Hislop. These nominees are currently serving as Class I directors of the Company. In making its recommendations, the Nominating and Corporate Governance Committee considered a number of factors, including its criteria for Board membership, which included the minimum qualifications that must be possessed by a director candidate in order to be nominated for a position on the Board. Our board of directors anticipates that, if elected, the nominees will serve as directors. However, if any person nominated by our board of directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our board of directors may recommend.
Vote Required
          Directors are elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, but they will be counted when determining whether there is a quorum present.
Recommendation
          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES, ROBERT L. DENTON AND THOMAS R. HISLOP. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.
Information Regarding the Nominees, Other Directors and Executive Officers
          The following biographical descriptions set forth certain information with respect to the nominees for election as Class I directors at the Annual Meeting, each director who is not standing for election and the executive officers who are not directors, based on information furnished to Pacific Office Properties by each nominee, director and executive officer as of March 2009. Each executive officer holds office until the regular meeting of the board of directors following the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.
          Nominees for Election as Class I Directors — Terms Expiring 2009
          Robert L. Denton, 56, has been a member of our board of directors since March 2008. Mr. Denton is a Managing Partner with The Shidler Group and the resident principal in its New York office. Prior to joining The Shidler Group in 1994, Mr. Denton co-founded Providence Capital, Inc., a private investment bank, and served in executive positions at First Pacific U.S. Securities, Ltd., Jefferies & Company and Booz Allen & Hamilton, Inc. Mr. Denton graduated with a B.S. in Economics from the University of Pennsylvania and received his MBA from the Wharton School. Mr. Denton is also a member of the board of trustees of Corporate Office Properties Trust (NYSE: OFC).
          Thomas R. Hislop, 60, served as Chairman of the Board and Chief Executive Officer of Arizona Land Income Corporation, our predecessor registrant, from 1988 until its reincorporation as Pacific Office Properties in March 2008, and has remained on our board of directors since March 2008. He has been a Managing Director of Wedbush Morgan Securities since September 2008. Mr. Hislop served as Chief Executive Officer and a director of Peacock, Hislop, Staley and Givens, a full-service securities brokerage firm, from the time of that company’s formation in 1989 through its acquisition by Wedbush Morgan Securities in September 2008. He had been a director of Young, Smith & Peacock, a securities brokerage firm, from 1967 through its acquisition by Peacock, Hislop, Staley and Givens in 1989. Mr. Hislop received a B.S. degree in finance from Arizona State University.

          Incumbent Class II Directors — Terms Expiring 2010
          Dallas E. Lucas, 46, has been our President and Chief Executive Officer and a member of our board of directors since March 2008 and has served as Chief Executive Officer of Pacific Office Management, Inc. (our “Advisor”) since March 2007. From 2002 to 2007, Mr. Lucas served as Executive Vice President and Chief Financial Officer of Maguire Properties (NYSE: MPG), a REIT focused on the office market of Southern California. From 1998 to 2002, Mr. Lucas served as the Director, Vice President and Chief Financial Officer of NorthStar Capital Investment Corp., a $2.5 billion privately held REIT. From 1993 to 1998, Mr. Lucas was the Senior Vice President and Chief Financial Officer of Crescent Real Estate Equities Company (NYSE: CEI). Mr. Lucas began his career as an auditor with Arthur Andersen & Company in 1984 and left the firm as an audit manager in 1993. Mr. Lucas is a certified public accountant and received a bachelor’s degree in business administration from the University of Oklahoma.
          Clay W. Hamlin, III, 64, has been a member of our board of directors since March 2008. Mr. Hamlin is Vice Chairman of the board of trustees of Corporate Office Properties Trust (NYSE: OFC), which he co-founded in 1997. Mr. Hamlin joined The Shidler Group in 1989 as Managing Partner of The Shidler Group’s Mid-Atlantic region, which was contributed to, and merged with, Royale Investments, Inc. to become Corporate Office Properties Trust in 1997. Mr. Hamlin served as Chief Executive Officer of Corporate Office Properties Trust from 1997 through April 2005. Mr. Hamlin is an attorney and a certified public accountant, and received an MBA from the Wharton School of the University of Pennsylvania in 1972.
          Paul M. Higbee, 54, has been a member of our board of directors since March 2008. Mr. Higbee has over 30 years of experience as an investment banker. From September 2001 to present, Mr. Higbee has been a partner of G.C. Andersen Partners, LLC, a merchant banking firm engaged in private equity investments and investment banking for middle-market companies. Prior to joining GC Andersen Partners, Mr. Higbee was a Managing Director of Deutsche Banc Alex. Brown. From 1990 to 1996, Mr. Higbee was a Managing Director at PaineWebber. Mr. Higbee received an A.B. in Economics from Princeton University and an MBA from the Wharton School.
          Incumbent Class III Directors — Terms Expiring 2011
          Michael W. Brennan, 52, has been a member of our board of directors since March 2008. From 1999 to 2008, Mr. Brennan served as President and Chief Executive Officer of First Industrial Realty Trust, Inc. (NYSE: FR) and from 1994, the year he co-founded First Industrial, to 1999, he served as its Chief Operating Officer and Chief Acquisitions Officer. Mr. Brennan joined The Shidler Group as its principal acquisitions executive in 1986 and was named partner of its Mid-West region in 1988. Mr. Brennan has 25 years of real estate experience. He holds a bachelor’s degree in finance from the University of Notre Dame. Mr. Brennan is also a director of Strategic Hotels & Resorts, Inc. (NYSE: BEE) and the Chicago Public Library Foundation Board.
          Jay H. Shidler, 62, has been Chairman of our board of directors since March 2008. Mr. Shidler is the founder and Managing Partner of The Shidler Group, a national real estate investment firm. Since forming The Shidler Group in 1972, Mr. Shidler and his affiliates have acquired and managed over 2,000 properties in 40 states and Canada. Mr. Shidler has founded and has been the initial investor in numerous public and private companies, including three other public real estate investment trusts — TriNet Corporate Realty Trust, Inc. (formerly NYSE: TRI), now part of iStar Financial; First Industrial Realty Trust, Inc. (NYSE: FR), and Corporate Office Properties Trust (NYSE: OFC). Mr. Shidler serves as Chairman of the board of trustees of Corporate Office Properties Trust (NYSE: OFC) and as a director of First Industrial. Mr. Shidler served as Chairman of the board of directors of First Industrial from 1993 through January of 2009. From 1998 through 2005, Mr. Shidler also served as director of Primus Guaranty, Ltd., a Bermuda company of which Mr. Shidler is a founder.
          Executive Officers who are not Directors
          James M. Kasim, 40, has been our Chief Financial Officer since March 2008 and has served as Chief Financial Officer of our Advisor since February 2008. Prior to joining us, Mr. Kasim was the Executive Vice President and Chief Financial Officer of BentleyForbes, a privately held real estate investment company.

Before joining BentleyForbes in 2005, Mr. Kasim was a Senior Manager with Ernst & Young’s real estate and hospitality practice, where he served for eleven years. Mr. Kasim received an MBA from the Marshall School of Business at the University of Southern California and a bachelor’s degree in business administration from California State University, Northridge. He is a certified public accountant.
          Matthew J. Root, 43, has been our Chief Investment Officer since January 2009. Mr. Root has been the Chief Investment Officer of our Advisor since February 2008. He has also been a partner of The Shidler Group since 1997, responsible for property acquisitions, leasing and dispositions. Prior to joining The Shidler Group, Mr. Root was Senior Asset Manager for American Assets, Inc. with responsibility for an office and retail portfolio in excess of two million square feet. Mr. Root started his career as a turnaround and restructuring specialist with the Lomas Santa Fe Group focusing on commercial properties in Southern California. Mr. Root is a graduate of Louisiana State University.
          James R. Ingebritsen, 46, has been our Executive Vice President, Capital Markets/Operations since January 2009. Mr. Ingebritsen has been the Executive Vice President of our Advisor since February 2008. He has also been a partner of The Shidler Group since 1993, responsible for raising debt and equity capital and for overseeing the operations of its western region portfolio. Mr. Ingebritsen joined The Shidler Group as an associate in 1987. A graduate of the University of California San Diego, Mr. Ingebritsen holds an MBA in Real Estate and Capital Markets from the University of California Berkeley, Haas School of Business.
          Lawrence J. Taff, 51, has been our Executive Vice President, Honolulu Operations since January 2009. Mr. Taff has been the Executive Vice President of our Advisor since February 2008. He has also been a partner of The Shidler Group since 1995, responsible for overseeing financial management and property operations in Hawaii. Mr. Taff began his career with Arthur Andersen LLP in 1980. Rising to the position of Tax Partner in 1993, he was responsible for real estate consulting as well as tax compliance and consulting. Mr. Taff received a bachelor’s degree in accounting from California Polytechnic University, Pomona and is a certified public accountant.
          Kimberly F. Aquino, 44, has been our Corporate Secretary since March 2008. Ms. Aquino joined The Shidler Group in 1991 and is currently Senior Vice President of The Shidler Group. Prior to joining The Shidler Group, Ms. Aquino managed the national and international referral network at a large real estate brokerage firm.
Our Formation
          Pacific Office Properties was formed on March 19, 2008 via a merger of The Shidler Group’s western U.S. office portfolio and joint venture operations into a then existing publicly traded real estate investment trust. Our predecessor, Arizona Land Income Corporation, or “AZL,” a real estate investment trust, or “REIT,” closed the transactions contemplated by a Master Formation and Contribution Agreement, dated October 3, 2006, as amended, which we refer to as the “Master Agreement,” between AZL and POP Venture, LLC, which we refer to as “Venture.” AZL also reincorporated in Maryland and changed its name to “Pacific Office Properties Trust, Inc.” Prior to its reincorporation, AZL’s executive officers consisted of Mr. Hislop, as noted above, and Larry P. Staley, as Vice President and Secretary. AZL’s directors prior to the reincorporation, were Mr. Hislop, Robert L. Blackwell, Burton P. Freireich and David W. Miller. Messrs. Blackwell, Freireich and Miller resigned in connection with the reincorporation.
          In connection with the transactions, AZL sold 1,000,000 shares of common stock to Venture designees for $5.00 per share, or $5,000,000 in the aggregate, and 180,000 shares of common stock to a Venture designee for $7.50 per share, or $1,350,000 in the aggregate, and contributed the proceeds from such sales to our Operating Partnership.
          In exchange for its contribution of its proceeds to our Operating Partnership from the sale of common stock, along with substantially all of its assets and certain liabilities, AZL received a general partnership interest in our Operating Partnership equal to 18.25% of all common interests. Pursuant to the Master Agreement, Venture contributed to our Operating Partnership ownership interests in eight wholly-owned properties and one property in which it held a 7.5% managing ownership interest. We refer to these properties as the “Contributed Properties.”
          In exchange for its contribution to our Operating Partnership of the Contributed Properties, Venture received 13,576,165 Common Units and 4,545,300 Preferred Units in our Operating Partnership, and $16,695,000 in promissory notes.
          The Common Units are exchangeable on a one-for-one basis for shares of our common stock, but no earlier than March 19, 2010. The Preferred Units have fixed rights to annual distributions and priority over Common Units in the event of a liquidation of our Operating Partnership. The Preferred Units have a liquidation preference of $25.00 per unit. Each Preferred Unit is initially convertible into 7.1717 Common Units, but such conversion may not occur before the later of March 19, 2010, or the date we consummate an underwritten public offering (of at least $75 million) of our common stock. Upon conversion of the Preferred Units to Common Units, the Common Units will be exchangeable on a one-for-one basis for shares of our common stock, but no earlier than one year after the date of their conversion from Preferred Units to Common Units.
          As part of our formation transactions, we issued to our Advisor one share of a proportionate voting preferred stock for an amount of $100 in cash. In connection with the transactions, Venture also granted us options to acquire managing ownership interests in five joint ventures holding 14 additional office properties. We exercised those options in multiple transactions. The acquisition price for one of the joint ventures was funded by issuing 395,526 Common Units on April 30, 2008 and 326,576 Common Units on June 19, 2008 that were valued at $6.5589 per unit and $6.8107 per unit, respectively. Collectively, these Common Units represent an additional 723,102 common share equivalents.
     Our Advisor
          We are externally advised by our Advisor, Pacific Office Management, Inc., an entity owned and controlled by Jay H. Shidler, our Chairman of the Board, and certain related parties of The Shidler Group. The Shidler Group is a private long-term investor in commercial real estate with over 35 years’ experience in acquiring, owning and operating commercial real estate across the country. The Shidler Group currently maintains offices in Honolulu, San Diego and New York.
          Our Advisor is managed by the following individuals:

Dallas E. Lucas	Chief Executive Officer
James M. Kasim	Chief Financial Officer
Matthew J. Root	Chief Investment Officer
James R. Ingebritsen	Executive Vice President, Capital Markets/Operations
Lawrence J. Taff	Executive Vice President, Honolulu Operations
          These individuals also serve as our executive officers.
Corporate Governance — Board of Directors
          Our day-to-day operations are managed by our Advisor under the ultimate oversight and direction of our board of directors. The board reviews management’s strategy, approves and implements governance policies, monitors its own performance and the performance of top management, and provides oversight of financial reporting and legal compliance. Our board of directors has adopted corporate governance guidelines, which are available on our website at http://www.pacificofficeproperties.com and in print free of charge to any stockholder that requests it.
          Independence and Composition
          Our board is comprised of seven directors, four of whom — Messrs. Hamlin, Brennan, Denton and Higbee — are “independent” directors under the listing standards of the NYSE Amex. Such number represents a majority of the directors as is required under the listing standards of the NYSE Amex. Our board is divided into three classes. The initial terms of Class I, Class II, and Class III directors expire at the 2009, 2010 and 2011 annual meeting of stockholders, respectively. Newly elected directors of each class will hold office for a term expiring at the third succeeding annual meeting of stockholders. In accordance with our corporate governance guidelines, our non-management directors meet in executive session without the presence of management on a regularly scheduled basis and no less than three times a year. At least one such meeting includes only “independent” directors. The individual who serves as the presiding director at these executive sessions shall rotate among the chairs of the audit, compensation and nominating and corporate governance committees of the Board.
          Meetings and Attendance
          Our board of directors met four times in the fiscal year ended December 31, 2008. Our corporate governance guidelines indicate that our directors are expected to regularly attend meetings of the board and committees on which such director sits. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairman of the appropriate committee in advance of such meeting. Each director attended at least 75% of the aggregate number of board and applicable committee meetings in 2008. We encourage but do not require board members to attend our annual meeting. Mr. Hislop was in attendance at our annual meeting of stockholders in 2008.
          Stockholder Communications
          The board of directors has a process whereby stockholders and other interested parties can send communications to our directors. Anyone wishing to communicate directly with one or more directors may do so in writing, addressed to the director(s) or the entire board of directors, in care of the Office of the Chairman, Pacific Office Properties Trust, Inc., 233 Wilshire Boulevard, Suite 830, Santa Monica, California 90401. Anyone wishing to contact our audit committee may do so in writing, addressed to the attention of the Chairman of the Audit Committee, Pacific Office Properties Trust, Inc., 233 Wilshire Boulevard, Suite 830, Santa Monica, California 90401. To make confidential submissions to either of the above, please indicate “confidential” on any correspondence.
Board Committees
          Our board of directors has established four committees: an audit committee, a compensation committee, a nominating and corporate governance committee, and an investment committee. Each of the audit, compensation and nominating and corporate governance committees consists solely of independent directors.
          Audit Committee
          Our audit committee consists of three independent directors: Messrs. Higbee, Hamlin and Denton. Mr. Higbee serves as chairman of the audit committee and as the “audit committee financial expert”, as defined in applicable SEC rules. Our audit committee met five times in the fiscal year ended December 31, 2008. Our audit committee is governed by a charter, which is available on our website at http://www.pacificofficeproperties.com. The audit committee, among other purposes, serves to assist the board of directors in overseeing:
•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements and ethical behavior;

•	the retention of independent public auditors, including oversight of their performance, qualifications and independence, as well as the terms of their engagement; and

•	our accounting and financial reporting processes, internal control systems and internal audit function.
          Compensation Committee
          Our compensation committee consists of two independent directors: Mr. Brennan, who serves as chairman of the committee, and Mr. Higbee. Our compensation committee met two times in the fiscal year ended December 31, 2008. Our compensation committee is governed by a charter, which is available on our website at http://www.pacificofficeproperties.com. The compensation committee, among other purposes, serves:
•	to establish and periodically review the adequacy of the compensation plans for our executive officers and other employees;

•	to review the performance of executive officers and adjust compensation arrangements as appropriate;

•	to establish compensation arrangements for directors; and

•	to review and monitor management development and succession plans and activities.
          We do not compensate any of our executive officers for their service in such capacity. The compensation committee establishes compensation plans and programs for directors, such as equity-based plans and programs, annually reviews the adequacy of such plans and programs for our directors and administers any such plans and programs.
          To the extent that we decide in the future to compensate our executive officers, our compensation committee charter provides for the review by our compensation committee with our chief executive officer, chief operating officer and chief financial officer of such officers’ evaluations of the performances of the executive officers that report to them and determine with each of them, as applicable, and recommend, where appropriate, that the board of directors approve of the amounts of annual and any long-term incentive awards and any adjustments to the annual salary amounts based upon such performance and consistent with the achievement of any established goals. The compensation committee charter also provides for the annual review by the compensation committee of management’s summary report on all other senior executives and key management employee compensation actions, as applicable.
          The compensation committee may form subcommittees for any purpose that the compensation committee deems appropriate and may delegate to such subcommittees such power and authority as the compensation committee deems appropriate; provided, however, that the compensation committee shall not delegate to a subcommittee any power or authority that, under any law, regulation or listing standard of the NYSE Amex, must be exercised by the compensation committee as a whole.
          The compensation committee has the sole authority to retain or terminate a compensation consultant to assist the compensation committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Company.
          Nominating and Corporate Governance Committee
          Our nominating and corporate governance committee consists of two independent directors, Mr. Hamlin, who serves as chairman of the committee, and Mr. Higbee. Our nominating and corporate governance committee met one time in the fiscal year ended December 31, 2008. Our nominating and corporate governance committee is governed by a charter, which is available on our website at http://www.pacificofficeproperties.com. The committee, among other purposes, serves:
•	to identify and recommend to the board individuals qualified to serve as directors and on committees;

•	to advise the board with respect to board composition, procedures and committees;

•	to advise the board with respect to corporate governance principles and to develop and recommend a set of corporate governance guidelines; and

•	to lead the board in its review of the performance of the board and our management team.
          Our corporate governance guidelines provide that the nominating and corporate governance committee shall endeavor to identify individuals to serve on the board of directors. Our nominating and corporate governance charter sets out the criteria for selecting potential board members, which includes the possession of experience, knowledge, skills, expertise, character and integrity, among others, so as to enhance the board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation of the listing standards of the NYSE Amex. Each of the candidates for director named in this proxy statement has been recommended by the nominating and corporate governance committee and approved by the board of directors for inclusion on the attached proxy card.
          Our nominating and corporate governance committee charter also provides for the consideration of director nominees recommended by stockholders. See the section of this proxy statement entitled “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING” for a description about how stockholders desiring to make nominations for directors can do so. Our nominating and corporate governance committee will evaluate a director nominee recommended by stockholders in the same manner as it evaluates director candidates recommended otherwise.
          Our nominating and corporate governance committee may retain, at the Company’s expense, such independent counsel or other advisors as it deems necessary and it shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms.
          Investment Committee
          Our investment committee consists of five directors: Mr. Shidler, who serves as chairman of the committee, and Messrs. Lucas, Denton, Brennan and Hamlin. The investment committee, among other purposes, serves to:
•	oversee the implementation of our investment strategy, the principal goal of which is to enhance long-term stockholder value through increases in earnings cash flow and net asset value;

•	review and approve, within parameters set by the board, specific transactions; and

•	regularly apprise the board of our progress and performance with respect to our investment strategy.
Code of Business Conduct and Ethics
          Our directors, officers and employees of the Company are governed by the Company’s code of business conduct and ethics, which is available on our website at http://www.pacificofficeproperties.com and in print free of charge to any stockholder that requests it. Amendments to, or waivers from, a provision of the code of business conduct and ethics will be posted to the Company’s website promptly following the date of the amendment or waiver.

Director Compensation
          Our directors, except for Mr. Lucas, are paid an annual director’s fee of $12,000, payable in quarterly installments. We also pay our directors a fee of $1,000 for each board of directors meeting attended and a fee of $250 for each committee meeting attended. Directors are entitled to reimbursement for reasonable out-of-pocket costs incurred in connection with their services as directors. Mr. Lucas receives no compensation for his services as a director.

	FEES			NON-EQUITY
	EARNED			INCENTIVE	NONQUALIFIED
	OR PAID	STOCK	OPTION	PLAN	DEFERRED	ALL OTHER
	IN CASH	AWARDS	AWARDS	COMPENSATION	COMPENSATION	COMPENSATION
NAME	($)	($)(1)	($)	($)	EARNINGS ($)	($)	TOTAL ($)
Jay H. Shidler	14,177	—	—	—	—	—	14,177
Dallas E. Lucas	—	—	—	—	—	—	—
Thomas R. Hislop	13,427	40,000	—	—	—	—	53,427
Clay W. Hamlin	15,677	40,000	—	—	—	—	55,677
Michael W. Brennan	14,677	40,000	—	—	—	—	54,677
Robert L. Denton	15,427	—	—	—	—	—	15,427
Paul M. Higbee	14,427	40,000	—	—	—	—	54,427

(1)	On May 21, 2008, the compensation committee approved the grant, to Messrs. Hislop, Hamlin, Brennan and Higbee, of 6,060 restricted stock units each, which we refer to as Director RSUs, under the 2008 Directors’ Stock Plan. The Director RSUs will vest only upon approval of the Directors’ Stock Plan by our stockholders at the Annual Meeting. Subject to approval by our stockholders and vesting, each Director RSU will become exchangeable for one share of our common stock. In accordance with the award terms of the Director RSUs, should our stockholders fail to approve the Directors’ Stock Plan, the Director RSUs will be settled in cash in an amount based on the closing sale price of our common stock on the date that the award is terminated.
Executive Officer Compensation
          We do not have any employees and do not compensate our executive officers for their service in such capacity. In accordance with an Amended and Restated Advisory Agreement, dated as of March 3, 2009, among us, our Operating Partnership and our Advisor (the “Advisory Agreement”), our Advisor manages, operates and administers our day-to-day operations, business and affairs, for which it receives a management fee and is entitled to certain other fees. Our executive officers are officers of our Advisor and are compensated by our Advisor. See the section of this proxy statement entitled, “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to our Advisor and its affiliates.
Stock Incentive Plan
          We do not currently have a stock incentive plan for the benefit of executive officers or employees. The Directors’ Stock Plan, which permits grants to members of the board of directors of incentive stock options, stock appreciation rights, and stock awards, including, grants of restricted stock units or other equity-based awards, was adopted by our board on May 21, 2008, subject to stockholder approval at our Annual Meeting. The Directors’ Stock Plan is administered by the compensation committee. A total of 24,240 restricted stock units have been granted under the Directors’ Stock Plan as described in “Director Compensation,” and a total of 150,000 shares of our common stock have been reserved for the issuance of future awards under the Plan.

          The following table provides information as of December 31, 2008 regarding equity compensation plans, including the Directors’ Stock Plan, which has not yet been approved by the stockholders.

NUMBER OF
SECURITIES
	NUMBER OF		AVAILABLE FOR
	SECURITIES TO BE	WEIGHTED-	FUTURE ISSUANCE
	ISSUED UPON	AVERAGE	UNDER EQUITY
	EXERCISE OF	EXERCISE PRICE OF	COMPENSATION
	OUTSTANDING	OUTSTANDING	PLANS (EXCLUDING
	OPTIONS,	OPTIONS,	SECURITIES
	WARRANTS AND	WARRANTS AND	REFLECTED IN
	RIGHTS	RIGHTS	COLUMN (A))
PLAN CATEGORY	(A)	(B)	(C)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	24,240	$6.60	125,760
Total	24,240	$6.60	125,760
Indemnification Agreements
          Our Operating Partnership Agreement provides that our Operating Partnership indemnify our directors and officers to the fullest extent permitted by applicable law. The Operating Partnership Agreement provides that if a director or officer is a party, or is threatened to be made a party, to any proceeding by reason of such director’s or officer’s status as a director or officer, we must indemnify such director or officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer received an improper personal benefit in money, property or services; or

•	in the case of a criminal proceeding, the director or officer had reasonable cause to believe his or her conduct was unlawful.
          Any amendment of our Operating Partnership Agreement related to the indemnification of our directors and officers will be prospective only and will not affect our existing indemnification obligations to our directors or officers.

Security Ownership of Certain Beneficial Owners and Management
          The following table sets forth certain information regarding beneficial ownership and voting power of all of our common stock as of March 15, 2009, by: (i) each person who we know to own beneficially more than 5% of our common stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group. To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

	SHARES BENEFICIALLY OWNED(2)
	NUMBER OF		PERCENT OF
	SHARES OF	PERCENT OF	TOTAL VOTING
NAME AND ADDRESS(1)	COMMON STOCK	CLASS	POWER(3)

Jay H. Shidler(4)	46,597,193	14.0%	94.7%
Dallas E. Lucas	—	—	—
Thomas R. Hislop	7,700	*	*
Clay W. Hamlin	—	—	—
Michael W. Brennan	—	—	—
Robert L. Denton	—	—	—
Paul M. Higbee	—	—	—
James M. Kasim	—	—	—
Matthew J. Root	110,000 (5)	3.6%	*
James R. Ingebritsen	90,000 (6)	3.0%	*
Lawrence J. Taff	100,000	3.3%	*
Kimberly F. Aquino	—	—	—

All directors and executive officers as a group (12 persons)(7)	46,904,893	24.1%	95.3%

James C. Reynolds(8)	276,500	9.1%	*
Steven J. Lewis(9)	180,000	5.9%	*

*	Less than 1%.

(1)	Unless otherwise indicated, the address for each listed person is c/o Pacific Office Properties Trust, Inc., 233 Wilshire Boulevard, Suite 830, Santa Monica, California 90401.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and generally includes securities that a person has the right to acquire within 60 days of the date hereof.

(3)	In calculating the percentage of total voting power, the voting power of shares of common stock (one vote per share) and proportionate voting preferred stock (one vote for each share of common stock for which the Common Units and Preferred Units held by Venture could be redeemed) has been aggregated.

(4)	This includes 423,500 shares of common stock held indirectly by Mr. Shidler and 46,173,693 shares of common stock represented by the Common Units and Preferred Units held by POP Venture LLC, which is controlled by Mr. Shidler, and into which the Common Units and Preferred Units would be convertible absent the restrictions currently placed on such conversion. The percentage reported under “Percent of Class” does not reflect the 46,173,693 shares of common stock represented by the Common Units and Preferred Units, as referenced above. Pursuant to a Schedule 13D filed with the SEC on March 31, 2008, Mr. Shidler, Shidler Equities L.P., a Hawaii limited partnership (“Shidler LP”), and Shidler Equities Corp., a Hawaii corporation (“Shidler Corp.” and collectively, with Mr. Shidler and Shidler LP, “Shidler”) have sole voting and sole dispositive power over 423,500 shares of common stock. The address for Shidler is 841 Bishop Street Suite 1700, Honolulu, HI 96813.

(5)	This includes 10,000 shares of common stock held directly by MJR Equities, LLC, of which Mr. Root is the managing member, and 100,000 shares of common stock held by a trust of which Mr. Root is the trustee. Mr. Root disclaims beneficial ownership of the 100,000 shares held by this trust. Mr. Root’s minor children are the beneficiaries of the Root Family Investment Trust, an irrevocable trust that owns an additional 90,000 shares of common stock; Mr. Root does not have investment or voting control over these shares.

(6)	All 90,000 shares of common stock are held by a trust of which Mr. Ingebritsen is the trustee. Mr. Ingebritsen disclaims beneficial ownership of the 90,000 shares held by this trust. Mr. Ingebritsen’s minor children are the beneficiaries of the Ingebritsen Children Trust, an irrevocable trust that owns 100,000 shares of common stock; Mr. Ingebritsen does not have investment or voting control over these shares.

(7)	Includes 46,173,693 shares of common stock represented by the Common Units and Preferred Units held by POP Venture LLC, which is controlled by Mr. Shidler, and into which the Common Units and Preferred Units would be convertible absent the restrictions currently placed on such conversion.

(8)	Information based on a Schedule 13G filed with the SEC on March 31, 2008, by James C. Reynolds and The James C. Reynolds Revocable Living Trust, under a Trust Agreement dated May 25, 1982 for The James C. Reynolds Revocable Living Trust (the “Reynolds Trust”), of which Mr. Reynolds is the trustee. The Schedule 13G states that Mr. Reynolds and the Reynolds Trust have sole voting and sole dispositive power over 276,500 shares of common stock. The address for Mr. Reynolds and the Reynolds Trust is 10188 Telesis Court Suite 222, San Diego, CA 92121.

(9)	Information based on a Schedule 13G filed with the SEC on March 31, 2008, by Steven J. Lewis, Cheryl Lewis and The Lewis Family Foundation, under a Trust Agreement dated June 20, 2007 for The Lewis Family Foundation (the “Lewis Trust”), of which Mr. Lewis and Mrs. Lewis are co-trustees. The Schedule 13G states that each of Mr. Lewis, Mrs. Lewis and the Lewis Trust have shared voting and shared dispositive power over 180,000 shares of common stock. The address for each of Mr. Lewis, Mrs. Lewis and the Lewis Trust is 841 Bishop Street Suite 1700, Honolulu, HI 96813.

Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.
          To the best of the Company’s knowledge and based solely on the Company’s review of the copies of such forms furnished to us for fiscal year 2008 and on representations that no other reports were required, no persons were late in filing Forms 3, 4 or 5 as of the year ended December 31, 2008.
Certain Relationships and Related Transactions
          Transactions with Related Persons
          We are externally advised by our Advisor, an entity owned and controlled by Mr. Shidler and certain related parties of The Shidler Group, who also own beneficial interests in our Company. Pursuant to our Advisory Agreement, our Advisor is entitled to an annual corporate management fee of one tenth of one percent (0.1%) of the gross cost basis of our total property portfolio (less accumulated depreciation and amortization), but in no event less than $1.5 million per annum. The corporate management fee is subject to reduction of up to $750,000 based upon the amounts of certain direct costs that we bear. Additionally, our Advisor and its affiliates are entitled to receive real property transaction management fees of 2.5% to 4.5% of the rental cash receipts collected by the properties, as well as property transaction management fees in an amount equal to 1% of the contract price of any acquired or disposed property, provided, however, that such real property management fees and property transaction management fees must be consistent with prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located. Pursuant to our Advisory Agreement, our Advisor shall bear the cost for any expenses incurred by our Advisor in the course of performing its advisory services for the Company. During the year ended December 31, 2008, we incurred $587,000, net, in corporate management fees attributable to our Advisor. No other amounts were incurred under our Advisory Agreement during the year ended December 31, 2008.
          Our Advisor is also entitled to certain fees related to any placement of debt or equity that we may undertake, including (i) 0.50% of the total amount of co-investment equity capital procured, (ii) 0.50% of the total gross offering proceeds including, but not limited to, the issuance or placement of equity securities and the issuance of Operating Partnership units, and (iii) 0.50% of the principal amount of any new indebtedness related to properties that we wholly own, and on properties owned in a joint venture with co investment partners or entity-level financings, as well as on amounts available on our credit facilities and on the principal amount of indebtedness we may issue.
          The Advisory Agreement terminates on March 19, 2018. Prior to that date, however, we retain the right to terminate the Advisory Agreement upon 30 days’ written notice. In the event we decide to terminate the Advisory Agreement in order to internalize management and become self-managed, we would be obligated to pay our Advisor an internalization fee equal to $1.0 million, plus certain accrued and unreimbursed expenses. Further, our Advisor retains the right to terminate the Advisory Agreement upon 30 days’ prior written notice in the event we default in the performance or observance of any material provision of the Advisory Agreement.

          We and Waterfront Partners OP, LLC, or Waterfront, paid amounts to related parties of The Shidler Group for services provided relating to leasing, property management, and property acquisition underwriting, and debt placement. The fees paid are summarized in the table below for the indicated periods (in thousands):

		PACIFIC
		OFFICE
		PROPERTIES
	TOTAL	TRUST, INC.	WATERFRONT
	FOR THE	FOR THE	FOR THE
	PERIOD	PERIOD	PERIOD
	FROM	FROM	FROM
	JANUARY 1,	MARCH 20,	JANUARY 1,
	2008	2008	2008	YEAR
	THROUGH	THROUGH	THROUGH	ENDED
	DECEMBER 31,	DECEMBER 31,	MARCH 19,	DECEMBER 31,
	2008	2008	2008	2007

Property management fees to affiliates of Advisor	$2,573	$2,410	$163	$851
Leasing commissions	388	388	—	209
Corporate management fees to Advisor	587	587	—	—
Interest	1,172	1,172	—	—
Construction management fees and other	111	108	3	13

Total	$4,831	$4,665	$166	$1,073

(1)	We include Waterfront because it is the entity that received the largest equity share in the Company upon formation and was designated as the accounting acquirer in our formation transaction.
          Leasing commissions are capitalized as deferred leasing costs and are amortized over the life of the related lease.
          Property management fees are calculated as a percentage of the rental cash receipts collected by the properties (ranging from 2.5% to 4.5%), plus the payroll costs of on-site employees.
          Debt placement fees paid to our Advisor are capitalized and included as other assets in the accompanying consolidated balance sheets. These costs are amortized over the term of the related loan.
          We lease commercial office space to affiliated entities. The annual rents from these leases totaled $460,000 for the year ended December 31, 2008.
          For the period from March 20, 2008 through December 31, 2008, interest payments on unsecured notes payable to related parties of The Shidler Group have been deferred.
          As of December 31, 2008, we had $1.06 million of amounts payable to related parties of The Shidler Group which primarily consist of rental revenues received by us subsequent to the date of the formation transactions, but that related to the Contributed Properties prior to the date of the formation transactions
          In a series of related transactions occurring on April 30, 2008, May 30, 2008 and June 19, 2008, following exercise of an option granted to us by Venture and its affiliates as part of the Transactions (the “Option”), we consummated the acquisition through our Operating Partnership of a 32.167% managing ownership interest in the POP San Diego I joint venture holding a portfolio of seven commercial office buildings totaling approximately 181,664 rentable square feet located throughout San Diego, California and Carlsbad, California. We acquired the managing ownership interest pursuant to the Option and assumed the rights and obligations of an affiliate of The Shidler Group (a “Shidler Affiliate”) under a previously executed purchase and sale agreement. The acquisition price for our managing ownership interest was approximately $4.8 million. This acquisition price was funded by issuing 396,526 Common Units on April 30, 2008 and

326,576 Common Units on June 19, 2008 that were valued at $6.5589 per unit and $6.8107 per unit, respectively. We accounted for the issuance of our Common Units in accordance with EITF No. 99-12.
          Additionally, on April 30, 2008, following exercise of the Option, we consummated with certain Shidler Affiliates the acquisition through our Operating Partnership of a 17.5% managing ownership interest in a joint venture holding a commercial office building totaling approximately 221,784 rentable square feet located in Phoenix, Arizona, called the Black Canyon Corporate Center. The acquisition price for the managing ownership interest in the Black Canyon Corporate Center was $1.03 million, payable in the form of a subordinated note issued by our Operating Partnership. The purchase price for the managing ownership interest in the Black Canyon Corporate Center was approximately equal to the Shidler Affiliates’ cost of investment in the Black Canyon Corporate Center.
          On May 23, 2008, following exercise of the Option, we consummated with certain Shidler Affiliates the acquisition through our Operating Partnership of a 7.5% managing ownership interest in a joint venture holding a commercial office building and a separate parking and retail complex totaling approximately 355,000 rentable square feet of office space and approximately 15,000 rentable square feet of retail space located in Phoenix, Arizona, called the US Bank Center. The acquisition price for the managing ownership interest in the US Bank Center was $1.22 million, payable in the form of a subordinated note issued by our Operating Partnership. The purchase price for the managing ownership interest in the US Bank Center was approximately equal to the Shidler Affiliates’ cost of investment in the US Bank Center.
          Additionally, on May 23, 2008, following exercise of the Option, we consummated with certain Shidler Affiliates the acquisition through our Operating Partnership of a 17.5% managing ownership interest in a joint venture holding a commercial office building totaling approximately 152,288 rentable square feet located in Honolulu, Hawaii called the Bank of Hawaii Waikiki Center. The acquisition price for the managing ownership interest in the Bank of Hawaii Waikiki Center was $0.79 million, payable in the form of a subordinated note issued by our Operating Partnership. The purchase price for the managing ownership interest in the Bank of Hawaii Waikiki Center was approximately equal to the Shidler Affiliates’ cost of investment in the Bank of Hawaii Waikiki Center.
          On August 14, 2008, following exercise of the Option, we consummated with certain Shidler Affiliates the acquisition through our Operating Partnership of a 10% managing ownership interest in a joint venture (“SoCal II”) holding a portfolio of fifteen office and flex buildings totaling over 1,000,000 rentable square feet, situated on seven properties in Los Angeles, Orange and San Diego counties in Southern California. The acquisition price for the managing ownership interest in SoCal II was approximately $4.24 million, payable in the form of a subordinated note issued by our Operating Partnership to a Shidler Affiliate. The purchase price for the managing ownership interest in SoCal II was approximately equal to the Shidler Affiliates’ cost of investment in SoCal II.
          In September 2008, we reduced our balance of unsecured debt to related parties of The Shidler Group by $204,000 through a non-cash settlement in exchange for a reduction of related party receivables. At December 31, 2008, we included in accounts payable and other liabilities $1.172 million of accrued interest attributable to unsecured notes payable to related parties of The Shidler Group.

PROPOSAL 2: APPROVAL AND RATIFICATION OF OUR 2008 DIRECTORS’ STOCK PLAN
          At our Annual Meeting, the stockholders are being asked to vote on a proposal to approve and ratify our 2008 Directors’ Stock Plan, as Amended and Restated (the “Directors’ Stock Plan”). The purpose of the Directors’ Stock Plan is to facilitate the use of Company stock as a tool to compensate, attract and retain our directors. On May 21, 2008, the compensation committee of the board of directors approved the grant, to Messrs. Hislop, Hamlin, Brennan and Higbee, of 6,060 restricted stock units each (“Director RSUs”) under the Directors’ Stock Plan. The Director RSUs will vest only upon approval of the Directors’ Stock Plan by our stockholders at the 2009 meeting of our stockholders. Subject to approval by our stockholders and vesting, each Director RSU will become exchangeable for one share of our common stock. In accordance with the award terms of the Director RSUs, should our stockholders fail to approve the Directors’ Stock Plan, the Director RSUs will be settled in cash in an amount based on the closing price of our common stock on the NYSE Amex on the date that the award is terminated.
Summary of the Provisions of Our Directors’ Stock Plan
          Administration. The compensation committee of our board of directors has the responsibility and authority to administer the Directors’ Stock Plan. The compensation committee has the authority to:
i.	determine which eligible directors will receive awards (discussed below);

ii.	determine what type and amount of awards will be granted;

iii.	establish the terms and conditions of all awards; and

iv.	interpret the Directors’ Stock Plan and establish all rules and regulations for operating the Directors’ Stock Plan.
          Eligibility. The Directors’ Stock Plan permits the granting of awards to directors of the Company or any of its subsidiaries though only certain of our directors have been granted RSUs to date.
          Term. No awards may be granted under the Directors’ Stock Plan after the earlier of: (i) the tenth anniversary of the date of adoption; or (ii) the date the Directors’ Stock Plan is terminated by our Board.
          Stockholder Approval. The Directors’ Stock Plan must be approved by the Company’s stockholders. The vesting of any awards granted under the Directors’ Stock Plan before the Annual Meeting has been conditioned on receiving stockholder approval of the Directors’ Stock Plan at the 2009 stockholder meeting. Awards will not vest nor be transferable until stockholder approval is obtained. If the Directors’ Stock Plan is not approved by the Company’s stockholders at the Annual Meeting, any awards granted under the Directors’ Stock Plan will be immediately forfeited and the director shall receive a cash payment equal to the cash-based fees they would otherwise have been paid.
Vote Required
          The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval and ratification of the Directors’ Stock Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. In the absence of your voting instructions, your bank, broker or other nominee may vote your shares in its discretion.
Recommendation
          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND RATIFICATION OF THE DIRECTORS’ STOCK PLAN. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
          The Audit Committee of the board of directors has selected and appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2009. PricewaterhouseCoopers LLP has audited our consolidated financial statements since May 2, 2008, and the Audit Committee believes that we should continue our relationship with PricewaterhouseCoopers LLP. Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Pacific Office Properties and its stockholders. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors. A representative of PricewaterhouseCoopers LLP is not expected to be present at the Annual Meeting.
          Epstein Weber & Conover LLC (“Epstein”) was our independent registered public accounting firm for the fiscal years ended December 31, 2007 and 2006 and for the interim period for 2008 until its resignation on March 4, 2008.
          On March 4, 2008, Epstein, the independent registered public accounting firm of AZL, notified AZL that it resigned from the client-auditor relationship with the Company effective as of that date.
          The reports of Epstein with respect to AZL’s financial statements for the fiscal years ended December 31, 2007 and 2006 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2007 and 2006 and the period from December 31, 2007 through the date of Epstein’s resignation, there were no disagreements between AZL and Epstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Epstein, would have caused Epstein to make reference to the subject matter of the disagreements in connection with its report on AZL’s financial statements for such year. Further, no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K occurred.
          AZL provided Epstein with a copy of the disclosures in a Current Report on Form 8-K prior to its filing with the SEC and requested that Epstein furnish it with a letter addressed to the SEC stating whether Epstein agreed with the above statements and if not, stating the respects in which it did not agree. A copy of the Epstein letter, dated March 10, 2008, was filed as Exhibit 16.1 to the Current Report on Form 8-K, filed March 10, 2008, as amended by the Current Report on Form 8-K/A, filed March 25, 2008.
          During our two most recent fiscal years and prior to the engagement of PricewaterhouseCoopers LLP, we did not consult with PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or any other matters or “reportable events” required to be disclosed under Items 304(a)(2)(i) and (ii) of Regulation S-K.
          McGladrey & Pullen, LLP was the independent public accountant for an affiliate of the Company, POP Venture, LLC, for the purpose of auditing the financial statements of Waterfront Partners, OP, LLC, which was deemed accounting acquirer in the formation transactions of the Company. The audit was specifically requested, and paid for, by POP Venture, LLC in connection with the reincorporation of AZL and formation transaction of the Company. Therefore, no audit fees were paid by the Company to McGladrey & Pullen, LLP.

Fees
          The following table sets forth the aggregate fees billed to us by our principal accountant, PricewaterhouseCoopers LLP, for professional services rendered on behalf of the Company and its subsidiaries for fiscal year 2008, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands). No fees were paid to Epstein in 2008.

2008
Audit Fees	$873
Audit-Related Fees	64
Tax Fees	—
All Other Fees	—

Total	$937

          The following table sets forth the aggregate fees billed to us by Epstein Weber & Conover LLC, our principal accountant, for fiscal year 2007, for professional services rendered on behalf of the Company and its subsidiaries for fiscal year 2007, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands):

2007
Audit Fees	$18
Audit-Related Fees	—
Tax Fees	11
All Other Fees	—

Total	$29

          Audit fees consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s quarterly reports, audits of material acquisitions pursuant to Rule 3-14 of Regulation S-X and the stand-alone audits of certain of the Company’s subsidiaries in 2008.
Pre-Approval of Audit Fees
          Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing work of the independent accountants. The Audit Committee has not adopted a pre-approval policy for services performed by our independent accountants. Instead, our Audit Committee approves the engagement of our independent accountants to render audit or non-audit services before each such engagement. The Audit Committee may, however, adopt a pre-approval policy in the future if it deems a pre-approval policy to be appropriate for us. The Audit Committee pre-approved all services provided to us by PricewaterhouseCoopers LLP, our independent registered public accounting firm, including audit services, audit-related services, non-audit services, tax services and other services. Our Audit Committee charter provides that approval of audit and permitted non-audit services may be made by one or more members of the Audit Committee as shall be designated by it. In accordance with such provision, the Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve additional services, and any such pre-approvals must then be communicated to the full Audit Committee.
          The Audit Committee approved 100% of the audit services provided to us by PricewaterhouseCoopers LLP during the period from May 2, 2008 through December 31, 2008 and 100% of the audit services provided to us by Epstein for the fiscal year ended December 31, 2007. For fiscal year ended December 31, 2008, no hours expended on PricewaterhouseCoopers LLP’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of PricewaterhouseCoopers LLP.

Vote Required
          The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. In the absence of your voting instructions, your bank, broker or other nominee may vote your shares in its discretion.
Recommendation
          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

AUDIT COMMITTEE REPORT
          The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company incorporated it by specific reference.
          The undersigned members of the Audit Committee of the board of directors of Pacific Office Properties submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2008 as follows:
1.	The Audit Committee has reviewed and discussed with management the audited financial statements for Pacific Office Properties Trust, Inc. for the fiscal year ended December 31, 2008.

2.	The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
          Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.
Submitted by the Audit Committee:
Paul M. Higbee, Chairman
Robert L. Denton
Clay W. Hamlin, III

APPENDIX A: 2008 DIRECTORS’ STOCK PLAN
As Amended & restated
December 30, 2008
PACIFIC OFFICE PROPERTIES TRUST, INC.
2008 DIRECTORS’ STOCK PLAN
(As Amended through december 30, 2008)
Article 1
GENERAL
     Section 1.1 Purpose, Effective Date and Term. The purpose of this Pacific Office Properties Trust, Inc. 2008 Directors’ Stock Plan (the “Plan”) is to promote the long-term financial success of Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), by providing a means to attract, retain and reward Directors who will contribute to such success and to further align their interests with those of the Company’s stockholders. The “Effective Date” of the Plan is May 21, 2008, subject to approval of the Plan by the Company’s stockholders. The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the Effective Date.
     Section 1.2 Administration. The authority to control and manage the operation of the Plan shall be vested in a committee of the Board (the “Committee”), in accordance with Section 5.1.
     Section 1.3 Participation. Each Director of the Company who is granted an award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards under the Plan shall be limited to Directors of the Company and Subsidiaries; provided, however, that an award may be granted to an individual prior to the date on which he or she first performs services as a Director, provided that such award does not become vested prior to the date such individual commences such services.
     Section 1.4 Definitions. Capitalized terms used in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).
Article 2
AWARDS
     Section 2.1 General. Any award under the Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant. Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.5, an award may be granted as an alternative to or replacement of an existing award under the Plan or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company. The types of awards that may be granted under the Plan include:

          (a) Stock Options. A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any option granted under the Plan will be a non-qualified option that is not intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).
          (b) Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, Stock or a combination of both (as shall be reflected in the Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.
          (c) Stock Awards. A stock award is a grant of shares of Stock or a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future. Such awards may include, but shall not be limited to, bonus shares, stock units, restricted stock or restricted stock units or any other equity-based award as determined by the Committee.
     Section 2.2 Exercise of Options and SARs. An option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an option or SAR expire later than ten (10) years after the date of its grant. The “Exercise Price” of each option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by personal, certified or cashiers’ check; (d) by other property deemed acceptable by the Committee; or (e) by any combination thereof.
     Section 2.3 Dividends and Dividend Equivalents. Any award under the Plan may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Stock subject to the award, which payments may be either made currently or credited to an account for the Participant, may be settled in cash or Stock and may be subject to restrictions similar to the underlying award. In no event, however, shall a Participant’s right to receive a dividend payment or dividend equivalent payment with respect to a share of Stock covered by an option or a SAR (for dividends with a record date prior to the exercise of the option or SAR) be directly or indirectly subject to the Participant’s exercise of the option or SAR.
     Section 2.4 Deferred Compensation. If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.4 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section

409A. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.
     Section 2.5 Repricing of Awards. Except for adjustments pursuant to Section 3.3 (relating to the adjustment of shares), and reductions of the Exercise Price approved by the Company’s Stockholders, the Exercise Price for any outstanding option may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price.
     Section 2.6 Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding award, whether vested or unvested, held by a Participant shall terminate immediately, the award shall be forfeited and the Participant shall have no further rights thereunder.
Article 3
SHARES SUBJECT TO PLAN
     Section 3.1 Available Shares. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.
     Section 3.2 Share Limitations.
          (a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries in the aggregate under the Plan shall be One Hundred and Fifty Thousand (150,000) shares of Stock. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.3.
          (b) Reuse of Shares. To the extent any shares of Stock covered by an award (including stock awards), under the Plan are forfeited or are not delivered to a Participant or beneficiary for any reason, including because the award is forfeited, canceled or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan and shall again become eligible for issuance under the Plan. SARs which are settled in Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of net shares issued upon settlement of the SAR.
     Section 3.3 Corporate Transactions. In the event of a corporate transaction involving the Company or the shares of Stock of the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding awards under the Plan, the number of shares reserved for issuance under the Plan under Section 3.2 shall automatically be adjusted to proportionately and uniformly reflect such transaction; provided, however, that the Committee may otherwise adjust awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the awards and the Plan. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the Exercise Price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, (A) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (B) cancellation of the award in return for cash payment of the current value of the award, determined as though the award were fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment shall be no less than the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the Exercise Price; provided, that no such payment shall be required if the Exercise Price is greater than the value of the Stock at the time of such corporate transaction or event).
     Section 3.4 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
          (a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of the American Stock Exchange or similar entity.
          (b) Certificates. To the extent that the Plan provides for the issuance and/or delivery of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of the American Stock Exchange or similar entity.
Article 4
CHANGE IN CONTROL
     Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in the terms of any Award Agreement, after the date on which the Plan is approved by the Company’s stockholders:
          (a) At the time of a Change in Control, all options and SARs then held by the Participant shall become fully exercisable immediately upon the Change in Control (subject to the expiration provisions otherwise applicable to the option or SAR).
          (b) At the time of a Change in Control, all stock awards described in Section 2.1(c) shall be fully earned and vested immediately upon the Change in Control.

     Section 4.2 Definition of Change in Control. For purposes of the Plan, “Change in Control” shall be deemed to have occurred if:
          (a) Any Person (other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (iii) a Person who is the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding Voting Securities as of the Effective Date) becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding Voting Securities; or
          (b) During any period of twelve (12) consecutive months, individuals who constitute Continuing Directors, cease for any reason to constitute a majority thereof; or
          (c) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the consummation of the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company’s assets.
However, in no event shall a Change in Control be deemed to have occurred with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the no employee continuing Directors).
In the event that any award under the Plan constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in the ownership” or “change in the effective control” of the Company, as permitted under Code Section 409A.
Article 5
COMMITTEE
     Section 5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two (2) or more members of the Board, each of whom are a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act). Subject to the rules of the American Stock Exchange, or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
     Section 5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:
          (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Directors of the Company or its Subsidiaries those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, (subject to the restrictions imposed by Article 6) to cancel or suspend awards and to reduce or eliminate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.
          (b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
          (c) The Committee will have the authority to define terms not otherwise defined herein.
          (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
          (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and applicable state corporate law.
     Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of the American Stock Exchange (or similar entity) or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee or the Board at any time.
     Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company as to a Participant’s engagement as a Director, termination of service, leave of absence and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
     Section 5.5 Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan. The Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.
Article 6
AMENDMENT AND TERMINATION
     Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.4, Section 3.3 and Section 6.2) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any award granted which was granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.3, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.
     Section 6.2 Amendment to Conform to Law. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A). By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.4 to any award granted under this Plan without further consideration or action.
Article 7
GENERAL TERMS
     Section 7.1 No Implied Rights.
          (a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the

Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.
          (b) No Contractual Right to Continued Service as a Director or Future Awards. The Plan does not constitute a contract of service, and selection as a Participant will not give any Participant the right to be retained as a member of the Board or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.
          (c) No Rights as a Stockholder. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
     Section 7.2 Transferability. Prior to the Plan being approved by the Company’s stockholders, any attempt to transfer any award granted under the Plan is void. After the Plan is approved by the Company’s stockholders, except as otherwise so provided by the Committee, awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. After the Plan is approved by the Company’s stockholders, the Committee shall have the discretion to permit the transfer of awards under the plan; provided, however, that such transfers shall be limited to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.
     Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
     Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock, stock options or other equity awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
     Section 7.5 Award Agreement. Each award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may but need not require that the Participant sign a copy of the Award Agreement.

     Section 7.6 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
     Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
     Section 7.8 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations, if any. Except as otherwise provided by the Committee, such withholding obligations, if any, may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns; or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such shares under clause (c) may not be used to satisfy more than the Company’s minimum statutory withholding obligation.
     Section 7.9 Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.
     Section 7.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
     Section 7.11 Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, Stock or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
     Section 7.13 Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Maryland without reference to principles of conflict of laws, except as superseded by applicable federal law.
     Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee, awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the company or a Subsidiary that is intended to be qualified under Code Section 401(a).
     Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.
     Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:
Pacific Office Properties Trust, Inc.
233 Wilshire Blvd.
Suite 830
Santa Monica, CA 90401
Fax: (310) 395-2741
     Such notices, demands, claims and other communications shall be deemed given:
          (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
          (b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

          (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;
provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resource officer and Corporate Secretary.
Article 8
DEFINED TERMS; CONSTRUCTION
     Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
          (a) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.
          (b) “Board” means the Board of Directors of the Company.
          (c) If the Participant is subject to an employment agreement (or other similar agreement) with the Company that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (1) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company, or (2) willful violation of any law, rule or regulation in connection with the performance of a Participant’s duties (other than traffic violations or similar offenses), or (3) with respect to any employee of the Company, commission of any act of moral turpitude or conviction of a felony, or (4) the willful or negligent failure of the Participant to perform his duties in any material respect.
          (d) “Change in Control” has the meaning ascribed to it in Section 4.2.
          (e) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
          (f) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.
          (g) “Committee” means the Committee acting under Article 5.
          (h) “Continuing Director” means:

               (i) any member of the Board as of the Effective Date; and
               (ii) any person who subsequently becomes a member of the Board, if (1) such person’s nomination for election or election to the Board is recommended or approved by resolution of a majority of the Continuing Directors, or (2) such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board consists of Continuing Directors.
          (i) “Director” means a non-employee member of the Board of Directors of the Company or a Subsidiary.
          (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
          (k) “Exercise Price” means the price established with respect to an option or SAR pursuant to Section 2.2.
          (l) “Fair Market Value” shall, on any date, mean the officially quoted closing selling price of the shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading (including the American Stock Exchange, the Nasdaq Stock Market, Inc., the New York Stock Exchange or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Code Sections 422 and 409A.
          (m) “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.
          (n) “Securities Act” means the Securities Act of 1933, as amended from time to time.
          (o) “SAR” has the meaning ascribed to it in Section 2.1(b).
          (p) “Stock” means the common stock of the Company, $0.0001 par value per share.
          (q) “Subsidiary” means any corporation, affiliate or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.
          (r) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be a Director of the Company, regardless of the reason for such cessation, subject to the following:
               (i) The Participant’s cessation as a Director shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company approved by the Company otherwise receiving the Participant’s services.

               (ii) Unless otherwise provided by the Committee, a Director who ceases to be a Director, but becomes or remains an employee, shall not be deemed to have incurred a Termination of Service.
               (iii) Notwithstanding the forgoing, in the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of “Separation from Service” as defined under Code Section 409A. The Plan is intended to be a Plan provided to Directors, and in accordance with the applicable regulations, with respect to an Award treated as Deferred Compensation, a Director of the Company shall be treated as having a “Separation from Service” on the later of the date that the Director ceases to serve on the Board of Directors of the Company (or the extent required by Code Section 409A, an affiliated company) and the Director is not an independent contractor to the Company (or the extent required by Code Section 409A, an affiliated company). Continued service as an employee of the Company (or an affiliated company) shall not affect whether a Director has incurred a Separation from Service under this Plan for purposes of an Award which is treated as Deferred Compensation.
          (s) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of Directors without the happening of any pre-condition or contingency.
     Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
          (a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
          (b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
          (c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
          (d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
          (e) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;
          (f) “including” means “including, but not limited to”;
          (g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

          (h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
          (i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
          (j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
          (k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on May 12, 2009.

Vote by Internet
•	Log on to the Internet and go to
www.investorvote.com/PCE
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of two Class I Directors of the Company to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	For	Withhold		For	Withhold

01 - Robert L. Denton	☐	☐	02 - Thomas R. Hislop	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To approve the 2008 Directors’ Stock Plan.	☐	☐	☐	3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐
 B   Non-Voting Items
Change of Address — Please print new address below.

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PACIFIC OFFICE PROPERTIES TRUST, INC.

Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2009
Dallas E. Lucas and James M. Kasim, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Pacific Office Properties Trust, Inc. to be held at LeParker Meridien Hotel, 119 W. 56th Street, New York, NY 10019 on Tuesday, May 12, 2009 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposal 2, and FOR Proposal 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)

PACIFIC OFFICE
PROPERTIES TRUST, INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A    Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of two Class I Directors of the Company to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:
+

	For	Withhold		For	Withhold

01 - Robert L. Denton	☐	☐	02 - Thomas R. Hislop	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To approve the 2008 Directors’ Stock Plan.	☐	☐	☐	3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐
 B   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PACIFIC OFFICE PROPERTIES TRUST, INC.

Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2009
Dallas E. Lucas and James M. Kasim, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Pacific Office Properties Trust, Inc. to be held at LeParker Meridien Hotel, 119 W. 56th Street, New York, NY 10019 on Tuesday, May 12, 2009 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposal 2, and FOR Proposal 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)